EXHIBIT 16.1
                                                                    ------------

LETTER DATED JUNE 15, 2004 FROM GLEESON, SKLAR, SAWYERS AND CUMPATA, LLP TO THE SECURITIES EXCHANGE COMMISSION

* * * * | GLEESON
* * * * | SKLAR
* * * * | SAWYERS
* * * * | CUMPATA LLP





June 15, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

On April 30, 2004, our firm merged its public accounting and auditing practice into Plante & Moran, PLLC. As such, we declined to stand for re-election as the independent auditor of Lifeway Foods, Inc. for the year-ended December 31, 2004.

We have read the statements made by Lifeway Foods, Inc., which we understand will be filed with the Commission as part of the Company's Form 8-K/A (Amendment No. 2 to Current Report) dated June 15, 2004. We agree with the statements concerning our Firm in such Form 8 K/A.

Very truly yours,

/s/ Gleeson, Sklar, Sawyers & Cumpata, LLP

Gleeson, Sklar, Sawyers & Cumpata, LLP










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